UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 3, 2008 (March 28, 2008)

INLAND AMERICAN REAL ESTATE TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-51609 (Commission File Number)	34-2019608 (IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01   Completion of Acquisition or Disposition of Assets.

On March 28, 2008, Inland American Real Estate Trust, Inc., a Maryland corporation (the “Company,” “we,” “our” or “us”), through wholly owned subsidiaries of the Company formed for this purpose (referred to herein as “our acquisition subsidiaries”), completed the purchase of a portfolio of 215 properties, including 211 single tenant retail banking facilities and four office buildings, collectively known as the “SunTrust Bank Portfolio II,” or “Portfolio II.”  The properties in Portfolio II contain approximately 1,121,570 aggregate gross leasable square feet and are located in seven states and the District of Columbia.  Our acquisition subsidiaries purchased seventy-two of the Portfolio II properties on December 20, 2007 for approximately $131 million in cash and equivalents and purchased the remaining 143 properties on March 28, 2008 for approximately $230 million in cash equivalents.  Following the two closings, our acquisition subsidiaries entered into loan agreements to borrow approximately $215.9 million secured by first priority mortgages on all of the acquired properties and guaranteed in certain circumstances by the Company.  The terms of these loans are described in additional detail in Item 2.03 of this Report.  The purchase price for the transaction was determined through negotiations between the seller, SunTrust Bank, an unaffiliated Georgia banking corporation, and Inland Real Estate Acquisitions, Inc., an affiliate of our sponsor, acting on our behalf.  In evaluating Portfolio II as a potential acquisition and determining whether the amount of consideration to be paid was appropriate, a variety of factors were considered, including overall valuation of net rental income, expected capital expenditures, costs of property maintenance, location, environmental issues, demographics, quality of the tenant, length of leases, the price per square foot and the occupancy rates of the properties.  We believe that the properties within Portfolio II are well located, have acceptable roadway access, are well maintained, are adequately insured and will be professionally managed.

All of the properties within Portfolio II are single tenant properties with SunTrust Bank as the tenant.  SunTrust Bank has agreed to lease each property for a term of ten years, commencing at the time of purchase.  SunTrust Bank may renew each of these leases for an additional term of ten years, and then for six additional five-year terms.  Each lease requires SunTrust Bank to pay all taxes, insurance and maintenance expenses associated with each property.

SunTrust Bank is the principal banking subsidiary of SunTrust Banks, Inc., a financial holding company with its headquarters in Atlanta, Georgia (“STI”).  According to filings made by STI with the Securities and Exchange Commission, for the year ended December 31, 2007, STI reported net income available to common shareholders of approximately $1.6 billion and diluted earnings per average common share equal to $4.55.  SunTrust Bank operates primarily within the states of Florida, Georgia, Maryland, North Carolina, South Carolina, Tennessee and Virginia, and the District of Columbia.

Certain of the agreements relating to the purchase are being filed as Exhibits 10.166, 10.167, 10.168, 10.169, 10.170, 10.171, 10.172, 10.173, 10.174, 10.175 and 10.176 hereto, each of which is incorporated into this Item 2.01 disclosure by reference.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the acquisition of Portfolio II, on December 20, 2007 and March 28, 2008, our acquisition subsidiaries entered into loan agreements with five lenders to borrow approximately $215.9 million secured by first priority mortgages on the acquired properties. The terms of these loans are described in the table below.

Lender	Date of Financing	Approximate Amount of Loan ($)	Interest Per Annum	Maturity Date
Parkway Bank and Trust Company	12/20/2007	36,651,173	5.980%	01/01/2013
Principal Life Insurance Company	12/20/2007	41,963,668	5.980%	01/01/2013
Parkway Bank and Trust Company	03/28/2008	34,311,000	5.650%	04/01/2013

Lender	Date of Financing	Approximate Amount of Loan ($)	Interest Per Annum		Maturity Date
Busey Bank	03/28/2008	34,500,000	5.750%		03/28/2013
MB Financial Bank, N.A.	03/28/2008	33,062,000	4.870	%(1)	03/31/2013
JPMorgan Chase Bank, N.A.	03/28/2008	35,450,000	3.900	%(2)	03/31/2010

(1) On March 28, 2008, our acquisition subsidiaries entered into an interest rate swap agreement in connection with this loan.  Pursuant to the terms of the promissory note in favor of the lender, the loan bears interest at a per annum rate equal to LIBOR plus 155 basis points.  As a result of a swap agreement, our acquisition subsidiaries will pay interest at a fixed rate of 4.87% per annum.

(2) On March 28, 2008, our acquisition subsidiaries entered into an interest rate swap agreement in connection with this loan.  Pursuant to the terms of the promissory note in favor of the lender, the loan bears interest at a per annum rate equal to LIBOR plus 150 basis points.  As a result of a swap agreement, our acquisition subsidiaries will pay interest at a fixed rate of 3.90% per annum.

With respect to the two loans that were entered into on December 20, 2007, in the event that the lender has exhausted its remedies against the collateral securing the loan, we and our acquisition subsidiaries are liable for a deficiency guaranty equal to the lesser of (1) $9,162,793 (in the case of the Parkway Bank and Trust Company loan) or $10,490,917 (in the case of the Principal Life Insurance Company loan) and (2) the remaining amount of the indebtedness that is owed to the lender. In addition, in the event that SunTrust Bank’s credit rating is downgraded to BBB+ or less by Standard & Poor’s Ratings Services during the term of the loan, the loan also provides for a springing guaranty of the entire amount of the indebtedness at the option of the lender (we can choose this option or cash management).  Similarly, with respect to the $34.3 million loan from Parkway Bank and Trust Company, in the event that the lender has exhausted its remedies against the collateral securing the loan, we will be liable for up to 100% of the amount of the loan, or approximately $34.3 million; provided, however, that this guaranty will take effect only if the tenant’s credit rating is downgraded lower than BBB+.  SunTrust Bank’s current credit ranking is investment grade.

With respect to the loan from MB Financial Bank, N.A., in the event that the lender has exhausted its remedies against the collateral securing the loan, we will be liable for up to 100% of the amount of the loan, or approximately $33.1 million.

Additionally, with respect to the loan from JPMorgan Chase Bank, N.A., in the event that the lender has exhausted its remedies against the collateral securing the loan, we will be liable for up to 35% of the amount of the loan.  In the event that six or more of the banking facilities close, the amount of our guaranty will increase to cover that amount of the loan(s) allocated to the closed facilities.  Further, our guaranty will spring into a full guaranty, equal to 100% of the amount of the loan, or approximately $35.5 million, if the tenant’s credit rating is downgraded lower than BBB+.

Section 9 – Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

(a)                                  Financial statements of businesses acquired.

The required financial statements for Portfolio II will be filed in accordance with Rule 3-14 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than seventy-one (71) days after the date on which this initial report is filed.

(b)                                 Pro forma financial information.

The required pro forma financial information for Portfolio II will be filed in accordance with Article 11 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than seventy-one (71) days after the date on which this initial report is filed.

(d)                                 Exhibits.

10.166	Purchase and Sale Agreement between SunTrust Bank, a Georgia banking corporation, and Inland Real Estate Acquisitions, Inc., an Illinois corporation, dated as of October 17, 2007

10.167	Assignment and Assumption of Purchase and Sale Agreement, dated November 30, 2007, by and between Inland Real Estate Acquisitions, Inc. and Inland American Real Estate Trust, Inc.

10.168	Assignment and Assumption of Purchase and Sale Agreement, dated November 30, 2007, by and between Inland Real Estate Acquisitions, Inc. and Inland American ST Portfolio II, L.L.C.

10.169	Assignment and Assumption of Purchase and Sale Agreement, dated March 17, 2008, by and between Inland Real Estate Acquisitions, Inc. and Inland American Real Estate Trust, Inc.

10.170	Assignment and Assumption of Purchase and Sale Agreement, dated March 17, 2008, by and between Inland Real Estate Acquisitions, Inc. and Inland American ST Portfolio III, L.L.C.

10.171	Assignment and Assumption of Purchase and Sale Agreement, dated March 17, 2008, by and between Inland Real Estate Acquisitions, Inc. and Inland American ST Portfolio IV, L.L.C.

10.172	Assignment and Assumption of Purchase and Sale Agreement, dated March 17, 2008, by and between Inland Real Estate Acquisitions, Inc. and Inland American ST Portfolio V, L.L.C.

10.173	Assignment and Assumption of Purchase and Sale Agreement, dated March 17, 2008, by and between Inland Real Estate Acquisitions, Inc. and IA Branch Portfolio, L.L.C.

10.174	Assignment and Assumption of Purchase and Sale Agreement, dated March 17, 2008, by and between Inland Real Estate Acquisitions, Inc. and Inland American Real Estate Trust, Inc.

10.175	Assignment and Assumption of Purchase and Sale Agreement, dated March 17, 2008, by and between Inland Real Estate Acquisitions, Inc. and Inland American Real Estate Trust, Inc.

10.176	Assignment and Assumption of Purchase and Sale Agreement, dated March 17, 2008, by and between Inland Real Estate Acquisitions, Inc. and Inland American Real Estate Trust, Inc.

Cautionary Statements

This document may contain forward-looking statements.  Forward-looking statements are statements that do not reflect historical facts, including statements regarding the Company’s management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by use of words such as “anticipates,” “may,” “will,” “should,” “could,”  “expects,” “plans,” “estimates,”  “intends,” “believes,” and similar expressions that do not relate to historical matters.  The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. These risks and uncertainties include, but are not limited to, risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.  All forward-looking statements in this document are made as of today, based upon information known to the Company’s management as of the date hereof.  The Company assumes no obligation to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.
Date: April 3, 2008	By:	/s/ Jack Potts
	Name:	Jack Potts
	Title:	Principal Accounting Officer

EXHIBIT INDEX

10.166	Purchase and Sale Agreement between SunTrust Bank, a Georgia banking corporation, and Inland Real Estate Acquisitions, Inc., an Illinois corporation, dated as of October 17, 2007

10.167	Assignment and Assumption of Purchase and Sale Agreement, dated November 30, 2007, by and between Inland Real Estate Acquisitions, Inc. and Inland American Real Estate Trust, Inc.

10.168	Assignment and Assumption of Purchase and Sale Agreement, dated November 30, 2007, by and between Inland Real Estate Acquisitions, Inc. and Inland American ST Portfolio II, L.L.C.

10.169	Assignment and Assumption of Purchase and Sale Agreement, dated March 17, 2008, by and between Inland Real Estate Acquisitions, Inc. and Inland American Real Estate Trust, Inc.

10.170	Assignment and Assumption of Purchase and Sale Agreement, dated March 17, 2008, by and between Inland Real Estate Acquisitions, Inc. and Inland American ST Portfolio III, L.L.C.

10.171	Assignment and Assumption of Purchase and Sale Agreement, dated March 17, 2008, by and between Inland Real Estate Acquisitions, Inc. and Inland American ST Portfolio IV, L.L.C.

10.172	Assignment and Assumption of Purchase and Sale Agreement, dated March 17, 2008, by and between Inland Real Estate Acquisitions, Inc. and Inland American ST Portfolio V, L.L.C.

10.173	Assignment and Assumption of Purchase and Sale Agreement, dated March 17, 2008, by and between Inland Real Estate Acquisitions, Inc. and IA Branch Portfolio, L.L.C.

10.174	Assignment and Assumption of Purchase and Sale Agreement, dated March 17, 2008, by and between Inland Real Estate Acquisitions, Inc. and Inland American Real Estate Trust, Inc.

10.175	Assignment and Assumption of Purchase and Sale Agreement, dated March 17, 2008, by and between Inland Real Estate Acquisitions, Inc. and Inland American Real Estate Trust, Inc.

10.176	Assignment and Assumption of Purchase and Sale Agreement, dated March 17, 2008, by and between Inland Real Estate Acquisitions, Inc. and Inland American Real Estate Trust, Inc.